UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BUCKEYE PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BUCKEYE PARTNERS, L.P.

Five TEK Park

9999 Hamilton Blvd.

Breinigsville, Pennsylvania 18031

IMPORTANT REMINDER TO VOTE YOUR UNITS

February 20, 2009

Unitholders:

Buckeye GP LLC, the general partner of Buckeye Partners, L.P., has extended the Expiration Date for Buckeye’s Consent Solicitation to 11:59 p.m., eastern standard time, on March 20, 2009.

In December, we provided consent solicitation materials to our unitholders and asked them to approve the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P. (the “Plan”).  Our records indicate your vote has not yet been received.  It is extremely important that you vote your limited partnership units.

We strongly encourage you to vote your limited partnership units today.  The Board of Directors of Buckeye’s general partner recommends that you vote FOR the proposal.  In addition, Glass, Lewis & Co., a leading professional services firm that assists institutions with investments in public companies, has recommended that unitholders vote FOR the Plan, and PROXY Governance, an independent proxy advisory company, has also recommended that unitholders vote FOR the Plan.

As you may be aware, we recently released our financial results for the 2008 fiscal year in a press release filed with the Securities and Exchange Commission on February 3, 2009.  We were pleased to announce solid financial results for Buckeye in 2008 despite difficult conditions in the financial markets and the economy in general.  Buckeye’s net income for the full 2008 year was $184.4 million compared with net income of $155.4 million in 2007.  The Board of Directors of Buckeye GP LLC also declared a regular quarterly partnership cash distribution of $0.8875 per LP unit, which represented a quarterly increase in the distribution of $0.0125 per LP unit and an annualized cash distribution level of $3.55 per LP unit.  This was the 88th consecutive quarterly cash distribution paid by Buckeye.

Remember — every unit and every vote counts!  Voting is easy.  You may utilize one of the options below to ensure that your vote is promptly recorded prior to 11:59 p.m., eastern standard time, on March 20, 2009:

1)  Vote by Phone (1-800-690-6903).      You may cast your vote by calling this toll-free number with any touch-tone telephone.  Have the enclosed consent card in hand showing your access code when you call and follow the instructions.

2)  Vote by Internet (www.proxyvote.com).      You may cast your vote using the Internet.  Have the enclosed consent card in hand showing your access code when you access the web site and follow the instructions.

3)  Vote by Mail.      You may cast your vote by mail by signing, dating and mailing the enclosed consent card in the postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!

If you have any questions, or need a copy of the Consent Solicitation Statement, please call Georgeson Inc. toll-free at 888-264-7054. Banks and brokers can call 212-440-9800. Alternatively, unitholders can call Stephen R. Milbourne, Buckeye’s Manager of Investor Relations, at 610-904-4000.

Thank you in advance for voting promptly.

FORM OF CONSENT

BUCKEYE PARTNERS, L.P. FIVE TEK PARK 9999 HAMILTON BLVD. BREINIGSVILLE, PA 18031

There are three ways to vote your Consent:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 20, 2009. Have this card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future consent solicitation statements, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 20, 2009. Have this card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this consent card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your consent must be received by 11:59 P.M. Eastern Time on March 20, 2009.

If you vote over the Internet or by telephone, you do NOT need to return this consent card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

BKEYE1	KEEP THIS PORTION FOR YOUR RECORDS
THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BUCKEYE PARTNERS, L.P.

THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE PROPOSAL.

Vote on Proposal		For	Against	Abstain

1.      Proposal: To approve the terms of the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P. as described in the Consent Solicitation Statement. A copy of the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P. is included in the accompanying Consent Solicitation Statement as Appendix A.

		☐	☐	☐

If no box is marked above, but this Consent is otherwise properly completed and signed, the limited partnership units will be voted “FOR” the Proposal.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE

BKEYE2

BUCKEYE PARTNERS, L.P.
Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania 18031

CONSENT AND VOTE FOR ADOPTION
OF THE 2009 LONG-TERM INCENTIVE PLAN OF BUCKEYE PARTNERS, L.P.

The undersigned Unitholder of Buckeye Partners, L.P., a Delaware limited partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated December 8, 2008.

THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT USING THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.